BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

2003 Annual Report on Form 10-K

EXHIBIT 10.1 (a)

AMENDMENT TO SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

RESOLVED, that the Briggs & Stratton Corporation Supplemental Executive Retirement Plan is hereby amended by adding the following new Section 3.8 to read as follows effective as of July 1, 2003:

3.8 Special Enhancement. The amount payable hereunder to the individual who is the Company’s Chief Executive Officer on July 1, 2003 (the “CEO”) shall be calculated on the assumption that he has more years of Service and Credited Service than he actually has. The number of such additional years of Service and Credited Service shall be based on his date of termination of employment as CEO as set forth in the following schedule:

Employment Termination Date	Additional Years of Service and Credited Service
On or after July 1, 2007, but before July 1, 2008	1

On or after July 1, 2008, but before July 1, 2009	2

On or after July 1, 2009, but before July 1, 2010	3

On or after July 1, 2010, but before July 1, 2011	4

On or after July 1, 2011	5

The previous sentence shall not be applicable and, instead, the amounts payable to the CEO hereunder shall be calculated on the assumption that he has five additional years of Service and Credited Service should the CEO prior to July 1, 2011 while in the employ of the Company as CEO die, incur a disability or incur a degenerative illness which causes the CEO to terminate employment.